Exhibit 10.8

[Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.]

Dated 26 July 2022

Deed of Amendment

to the Transitional Services Agreement dated 5 May 2022

This Deed is dated 26 July 2022 and made by:

(1)	INTERCEPT PHARMACEUTICALS, INC, incorporated in Delaware with company number 3565213 whose registered office is at 305 Madison Avenue, Morristown, New Jersey 07960; and
(2)	ADVANZ PHARMA SERVICES (UK) LIMITED, a company incorporated and registered in England and Wales with number 04678629 which has its registered office at Capital House, 85 King William Street, London EC4N 7BL,

together the “Parties”, and each a “Party”.

Whereas

(A)	The Parties entered into a transitional services agreement dated 5 May 2022 (the “TSA”) which sets out, inter alia, the provision and use of Services and Reverse Services between the Parties (each as defined therein).
(B)	The Parties now wish to enter into this Deed to amend the TSA on the terms of this Deed.

It is agreed as follows:

1.	Definitions and Interpretation

Capitalised terms used in this Deed and not expressly defined herein shall bear their respective meanings in Part 1 of Schedule 1 to the TSA and shall be interpreted in accordance with Part 2 of Schedule 1 to the TSA.

2.	Amendment to TSA
2.1	With effect on and from the date hereof, the TSA shall be amended as follows:
(a)	Clause 5.1 of the TSA is deleted in its entirety and replaced with the following:
5.1

No change to the terms of this Agreement, except for any Regulatory Change, shall be effective unless agreed by the Parties in writing. A mutual agreement by the Parties will be required for all aspects of any requested change by either Party, including on any related implementation cost or changes to the Charges. Except for changes requested in accordance with clause 5.7, the Steering Committee will be responsible for dealing with, and agreeing on, requested changes. Any agreed changes shall be reflected in a written amendment to this Agreement.

(b)	Clause 5 of the TSA is amended by adding the following new clause 5.7 to the end of such clause to read as follows:
5.7

If, at any time during the applicable Service Term, Customer requires the Supplier to supply all or any part of the Services included in Schedule 3 of the TSA, then Customer shall provide a written request to the Supplier, giving a description of the required Services.  Within two (2) days of receipt of Customer’s written request, Supplier shall, acting reasonably, provide to Customer a cost proposal based upon the estimated hours, the charging principles (if any) and the Charges included for the applicable Service in the Schedule 3 of the TSA.  The Parties shall act reasonably and act in good faith with respect to agreeing to the Charges for the required Services.  Upon acceptance and agreement of the Charges, Supplier shall provide the required Services on the terms and conditions set out in this Agreement and invoice the Customer for the Charges in accordance with clause 9.

(c)	Clause 21.3 of the TSA is amended by adding the following new sub-clause (d) to the end of such clause to read as follows:
(d)

Notwithstanding any other provision of this Agreement to the contrary, (i) Customer may continue to sell any inventory of Licensed PBC Products that are manufactured and marked with the Supplier Group Names and Marks prior to such Customer’s receipt of the relevant Product Approvals (including, for clarity, any works-in-process or products for which manufacturing and/or marking with the Supplier Group Names and Marks commenced prior to such Customer’s receipt of the relevant Product Approvals) (such Licensed PBC Products, the “Existing Inventory”); and (ii) Customer shall be required to  arrange the recall, relabel, repackage, destroy, or otherwise modify any Existing Inventory of any Licensed PBC Products sold prior to the Customer’s receipt of the relevant Product Approvals.

(d)	Schedule 2 (Services) to the TSA shall be deleted in its entirety and replaced with Schedule 2 included as Appendix 1 to this Deed.
(e)	Schedule 3 (Reverse Services) to the TSA shall be deleted in its entirety and replaced with Schedule 3 included as Appendix 2 to this Deed.
3.	Miscellaneous
3.1	The provisions of Clause 23 of the TSA shall apply to this Deed mutatis mutandis as if those provisions had been set out expressly in this Deed.
3.2	This Deed may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages to follow]

Executed as deed by INTERCEPT PHARMACEUTICALS, INC. acting by Edward Mahaney-Walter, the Assistant Corporate Secretary and an authorized officer	/s/ Edward Mahaney-Walter
……………………………..
Assistant Corporate Secretary
and authorized officer

/s/ Xin Mahaney-Walter
……………………………...
Witness
XIN MAHANEY-WALTER
Address:
[***]

Executed as a deed by ADVANZ PHARMA SERVICES (UK) LIMITED acting by Andreas Stickler, a director, and Vikram Kamath, a director	/s/ Andreas Stickler
……………………………..
Andreas Stickler
Director

/s/ Vikram Kamath
……………………………...
Director
Vikram Kamath

Appendix 1

Schedule 2 Services

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Appendix 2

Schedule 3 Reverse Services

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